                                                                    EXHIBIT 4(g)


                              RULE 144A GLOBAL NOTE


         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY (OR ANY SECURITY INTO WHICH IT IS EXERCISABLE) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER
(1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY (OR ANY SECURITY INTO WHICH IT IS EXERCISABLE) EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER

THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (OR ANY SECURITY INTO WHICH IT IS EXERCISABLE) (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY (OR ANY SECURITY INTO WHICH IT IS EXERCISABLE) OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY (OR ANY SECURITY INTO WHICH IT IS EXERCISABLE) IN VIOLATION OF THE FOREGOING.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                         CHECKFREE HOLDINGS CORPORATION
                  6-1/2% Convertible Subordinated Note due 2006
                             Registered $172,500,000
                             No. R-1 CUSIP 162816AAO

         CHECKFREE HOLDINGS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   Cede & Co.

or registered assigns, the principal sum of $172,500,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, on December 1, 2006 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on June 1 and December 1 of each year, commencing June 1, 2000 (each an "Interest Payment Date"), at said office or agency, in like coin or currency, at the rate of 6-1/2% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series 6-1/2% Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 6-1/2% Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of, premium, if any, and interest on this Security will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts either by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.8 of the Indenture (as defined herein) or (ii) transfer to an account maintained by the payee located inside the United States.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                        CHECKFREE HOLDINGS CORPORATION

                                        By: /s/ Peter F. Sinisgalli
                                        ----------------------------------------
                                        Name: Peter F. Sinisgalli
                                        Title: President and Chief Operating
                                                 Officer


                                        By: /s/ Allen L. Shulman
                                        ----------------------------------------
                                        Name: Allen L. Shulman
                                        Title: Executive Vice President, Chief
                                                 Financial Officer and General
                                                 Counsel

                          REVERSE OF SERIES 6-1/2% NOTE

This Security is one of a duly authorized issue of Securities of the Company designated as its 6-1/2% Convertible Subordinated Notes due 2006 (herein called the "Securities"), limited in aggregate principal amount to $172,500,000, issued and to be issued under an Indenture, dated as of November 29, 1999 (the "Indenture"), as supplemented by the First Supplemental Indenture thereto, dated as of November 29, 1999 ( the "First Supplemental Indenture"), between the Company and Fifth Third Bank as Trustee for the Holders of Securities issued under said Indenture and the First Supplemental Indenture (herein called the "Trustee", which term includes any successor trustee under the Indenture and the First Supplemental Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Subject to and upon compliance with the provisions of the Indenture and the First Supplemental Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on November 30, 2006, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase) not after, the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof which is U.S.$1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares of Common Stock of the Company at a conversion price equal to $73.20 aggregate principal amount of Securities for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in Article IV of the First Supplemental Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in the Borough of Manhattan, The City of New York, accompanied by the conversion notice hereon executed by the Holder hereof evidencing such Holder's election to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (unless this Security or the portion hereof being converted has been called for redemption on a Redemption Date within such period between and including such Regular Record Date and such Interest Payment Date), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment of interest and, in the case of a conversion after the close of business on any Regular Record Date and on or before the corresponding Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (even if the Security has been called for redemption on a Redemption

Date within such period), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment or round up to the next higher whole share as provided in Article IV of the First Supplemental Indenture. The conversion price is subject to adjustment as provided in Article IV of the First Supplemental Indenture. In addition, the Indenture and the First Supplemental Indenture provide that in case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the transaction by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such transaction (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

         The Company will furnish to any Holder, upon request and without charge, copies of the Certificate of Incorporation and By-laws of the Company then in effect. Any such request may be addressed to the Company.

         The Securities may not be redeemed at the option of the Company prior to December 1, 2002. The Securities (other than those Securities that have been converted in accordance with the terms of the Indenture) are subject to redemption at the option of the Company upon not less than 30 days' or more than 60 days' notice by mail (unless a shorter notice is deemed satisfactory by the Trustee), as a whole or from time to time in part, at any time on or after December 1, 2002. The Redemption Prices (expressed as percentages of the principal amount) shall be as set forth below for Securities redeemed during the following 12-month periods:

-----------------------------------------------------------------------------

                 Period                                    Redemption Price
-----------------------------------------------------------------------------
December 1, 2002 through November 30, 2003                      103.71%
-----------------------------------------------------------------------------
December 1, 2003 through November 30, 2004                      102.79%
-----------------------------------------------------------------------------
December 1, 2004 through November 30, 2005                      101.86%
-----------------------------------------------------------------------------

and thereafter at a Redemption Price equal to 100.93% of the principal amount, together, in the case of any such redemption, with accrued interest to (but not including) the Redemption Date (subject to the right of holders of record on the Regular Record Date to receive interest on the related Interest Payment Date).

         Any redemption of Securities must be in integral multiples of $1,000. If fewer than all of the Securities are to be redeemed, the Trustee will select the Securities to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof by lot, pro rata or by another method the Trustee considers fair and appropriate. If a portion of a Holder's Securities is selected for partial redemption and that holder converts a portion of those Securities prior to the redemption, the converted portion shall be deemed, solely for purposes of determining the aggregate principal amount of the Securities to be redeemed by the Company, to be of the portion selected for redemption.

         In certain circumstances involving a Change in Control, each Holder shall have the right to require the Company to repurchase all or part of its Securities at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest through the Repurchase Date (subject to the right of holders of record on the Regular Record Date to receive interest on the related Interest Payment Date).

         The Securities do not have the benefit of any sinking fund.

         The Securities are jointly and severally guaranteed by all of the Subsidiaries of the Company pursuant to Article V-A of the First Supplemental Indenture, and a notation of such Subsidiary Guarantee is attached to this Security.

         In the event of redemption, conversion or repurchase of this Security in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the First Supplemental Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in Article V of the Indenture and in Article VI of the First Supplemental Indenture.

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         The Indenture and the First Supplemental Indenture permit, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture and the First Supplemental Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture and the First Supplemental Indenture also contain provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and the First Supplemental Indenture and certain past defaults under the Indenture and the First Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and the First Supplemental Indenture and no provision of this Security or of the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

         As provided in the Indenture and the First Supplemental Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and the First Supplemental Indenture and subject to certain limitations therein set forth, upon request of, and delivery of not less than three Business Days notice to, the Company and the Trustee, a beneficial owner of interests in a permanent global security may exchange such interests for a definitive Note of like tenor and aggregate principal amount in certificated form.

         The depositary with respect to the Notes shall be The Depository Trust Company.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not payment of or on this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series 6-1/2% Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

         All terms used in this Security which are defined in the Indenture and the First Supplemental Indenture shall have the meanings assigned to them in the Indenture and the First Supplemental Indenture.

         THE INDENTURE AND THE FIRST SUPPLEMENTAL INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.